Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Concentra Group Holdings Parent, Inc. Announces Results

For Its Second Quarter Ended June 30, 2024

ADDISON, TEXAS — August 1, 2024 — Concentra Group Holdings Parent, Inc. (“Concentra,” “we,” “us,” or “our”) (NYSE: CON) today announced results for its second quarter ended June 30, 2024.

“Our colleagues’ ongoing commitment to providing exceptional service and care continues to be the powerful force driving Concentra forward. With steadfast dedication to our mission to improve the health of America’s workforce, one patient at a time, we have reached another important milestone with the completion of our IPO,” said Keith Newton, Chief Executive Officer of Concentra.

Matt DiCanio, President & Chief Financial Officer, added “We are so proud of our colleagues and teams who have provided great care and dedication over the past 45 years. Our IPO marks a significant landmark in our company’s history, but it does not change our goal of meeting and exceeding customer and patient needs and delivering consistent financial results. We are confident in our ability to continue to drive optimal performance now and into the future.”

Second Quarter 2024 Highlights

For the second quarter ended June 30, 2024 and 2023

•	Revenue of $477.9 million, an increase of 2.3% from $467.1 million in Q2 2023
•	Net Income of $53.1 million, a decrease of 1.8% from $54.0 million in Q2 2023
•	Adjusted EBITDA of $101.6 million, an increase of 1.2% from $100.4 million in Q2 2023
•	Earnings per Share of $0.50, a decrease of 2.0% from $0.51 in Q2 2023
•	Patient Visits of 3,214,255, or 50,223 Visits per Day in the quarter, a decrease of 1.6% from Q2 2023
•	Revenue per Visit of $139.81, an increase of 3.9% from $134.50 in Q2 2023
•	Total occupational health centers of 547, compared to 540 at end of Q2 2023
•	Total onsite health clinics of 154, compared to 141 at end of Q2 2023

Company Overview

Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our 11,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care, to more than 50,000 patients each day on average across 45 states at our 547 occupational health centers, 154 onsite health clinics at employer worksites, and Concentra Telemed as of June 30, 2024.

Second Quarter 2024 Financial Overview

For the second quarter ended June 30, 2024, revenue increased 2.3% to $477.9 million, compared to $467.1 million for the same quarter, prior year. Income from operations increased 2.2% to $83.9 million for the second quarter ended June 30, 2024, compared to $82.1 million for the same quarter, prior year. Net income decreased 1.8% to $53.1 million for the second quarter ended June 30, 2024, compared to $54.0 million for the same quarter, prior year. Adjusted EBITDA increased 1.2% to $101.6 million for the second quarter ended June 30, 2024, compared to $100.4 million for the same quarter, prior year. The Adjusted EBITDA margin was 21.3% for the second quarter ended June 30, 2024, compared to 21.5% for the same quarter, prior year. Earnings per common share decreased 2.0% to $0.50 for the second quarter ended June 30, 2024, compared to $0.51 for the same quarter, prior year. Adjusted earnings per share was $0.49 for the second quarter ended June 30, 2024, compared to $0.51 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. A reconciliation of earnings per common share to adjusted earnings per share is presented in table XI of this release.

Year to Date June 30, 2024 Financial Overview

For the six months ended June 30, 2024, revenue increased 2.4% to $945.5 million, compared to $923.4 million for the same period, prior year. Income from operations increased 1.3% to $159.4 million for the six months ended June 30, 2024, compared to $157.4 million for the same period, prior year. Net income increased 1.8% to $103.3 million for the six months ended June 30, 2024, compared to $101.5 million for the same period, prior year. Adjusted EBITDA increased 1.9% to $197.7 million for the six months ended June 30, 2024, compared to $194.1 million for the same period, prior year. The Adjusted EBITDA margin was 20.9% for the six months ended June 30, 2024, compared to 21.0% for the same period, prior year. Earnings per share increased 2.1% to $0.97 for the six months ended June 30, 2024, compared to $0.95 for the same period, prior year. Adjusted earnings per common share was $0.98 for the six months ended June 30, 2024, compared to $0.95 for the same period, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. A reconciliation of earnings per share to adjusted earnings per common share is presented in table XI of this release.

Balance Sheet

As of June 30, 2024, Concentra’s balance sheet reflected cash of $50.7 million, total debt of $427.7 million and total assets of $2.363 billion.

Cash Flow

Cash flows provided by operating activities in the second quarter ended June 30, 2024 totaled $70.4 million compared to $81.8 million for the same quarter, prior year. During the second quarter ended June 30, 2024, capital expenditures totaled $15.3 million, excluding acquisitions.

Initial Public Offering and Debt Transactions

On July 26, 2024, Concentra completed an initial public offering (“IPO”) of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering price of $23.50 per share for gross proceeds of $528.8 million. In addition, Concentra has granted the underwriters a 30-day option to purchase up to an additional 3,375,000 shares of its common stock. Concentra shares began trading on the New York Stock Exchange under the symbol “CON” on July 25, 2024. In connection with the offering, Concentra Health Services, Inc. (“CHSI”), a wholly-owned subsidiary of Concentra, entered into certain financing arrangements which include Credit Facilities and $650.0 million aggregate principal amount of 6.875% Senior Notes due 2032 (the “Notes”). The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Concentra and certain of its wholly-owned subsidiaries. The Credit Facilities consist of an $850.0 million Term Loan and a $400.0 million Revolving Credit Facility. The Term Loan matures on July 26, 2031 and has an interest rate of Term SOFR plus 2.25%, subject to a leverage-based pricing grid. The Revolving Credit Facility matures on July 26, 2029 and has an interest rate of Term SOFR plus 2.50%, subject to a leverage-based pricing grid.

The net proceeds of the IPO were used to pay down the long-term debt and promissory note with a related party and the debt financing transactions, except for $34.7 million, were used to issue a dividend to Select Medical Corporation.

This recapitalization results in $1.5 billion in total debt and $100 million in cash on our balance sheet, or total net debt of $1.4 billion. With the $400 million revolver, we have $500 million in total liquidity.

Conference Call

Concentra will host a conference call regarding its second quarter results and its business outlook on Friday, August 2, 2024, at 10:30 am ET. The conference call will be a live webcast and can be accessed at Concentra Group Holdings Parent, Inc.’s website at www.concentra.com and a replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Concentra Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	The frequency of work-related injuries and illnesses;

•	The adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;

•	Changes to regulations, new interpretations of existing regulations, or violations of regulations;

•	State fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;

•	Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;

•	Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;

•	Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;

•	A security breach of our, or our third-party vendors’, information technology systems which may cause a violation of HIPAA and subject us to potential legal and reputational harm;

•	Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;

•	Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements and the effects of claims asserted against us could subject us to substantial uninsured liabilities;

•	Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;

•	Our exposure to additional risk due to our reliance on third parties in many aspects of our business;

•	Compliance with applicable laws regarding the corporate practice of medicine and therapy and fee-splitting;

•	Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;

•	Compliance with applicable data interoperability and information blocking rule;

•	Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;

•	Our ability to adequately protect and enforce our intellectual property and other proprietary rights;

•	Adverse economic conditions in the U.S. or globally;

•	Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;

•	Our ability to maintain satisfactory credit ratings;

•	The inability to execute on the separation from Select Medical;

•	The risk of disruption or unanticipated costs in connection with the separation;

•	Our ability to succeed as a standalone publicly traded entity;

•	Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the separation, the distribution and related transactions;

•	The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;

•	The loss of key members of our management team and our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management; and,

•	Changes in tax laws or exposures to additional tax liabilities.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Bill Chapman

Vice President, Strategy & Investor Relations

972-725-6488

ir@concentra.com

SOURCE: Concentra Group Holdings Parent, Inc.

I. Condensed Consolidated Statements of Operations

For the Second Quarter Ended June 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

	2024	2023	% Change
Revenue	$477,915	$467,079	2.3%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	339,273	329,836	2.9
General and administrative, exclusive of depreciation and amortization (1)	36,828	37,003	(0.5)
Depreciation and amortization	17,870	18,283	(2.3)
Total costs and expenses	393,971	385,122	2.3
Other operating income	—	151	N/M
Income from operations	83,944	82,108	2.2
Other income and expense:
Equity in losses of unconsolidated subsidiaries	(3,676)	—	N/M
Interest expense on related party debt	(9,318)	(11,500)	(19.0)
Interest income	205	17	N/M
Income before income taxes	71,155	70,625	0.8
Income tax expense	18,096	16,593	9.1
Net income	53,059	54,032	(1.8)
Less: Net income attributable to non-controlling interests	1,322	1,290	2.5
Net income attributable to Concentra	$51,737	$52,742	(1.9)%
Basic and diluted earnings per common share:(2)	$0.50	$0.51

(1)	Includes the shared service fee from related party of $3.8 million and $3.7 million for the second quarter ended June 30, 2024 and 2023, respectively.

(2)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful

II. Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

	2024	2023	% Change
Revenue	$945,513	$923,377	2.4%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	676,263	657,914	2.8
General and administrative, exclusive of depreciation and amortization (1)	73,737	71,653	2.9
Depreciation and amortization	36,355	36,593	(0.7)
Total costs and expenses	786,355	766,160	2.6
Other operating income	284	151	N/M
Income from operations	159,442	157,368	1.3
Other income and expense:
Equity in losses of unconsolidated subsidiaries	(3,676)	(526)	N/M
Interest expense on related party debt	(19,289)	(22,576)	(14.6)
Interest income (expense)	94	(44)	N/M
Income before income taxes	136,571	134,222	1.8
Income tax expense	33,233	32,759	1.4
Net income	103,338	101,463	1.8
Less: Net income attributable to non-controlling interests	2,645	2,457	7.7
Net income attributable to Concentra	$100,693	$99,006	1.7%
Basic and diluted earnings per common share:(2)	$0.97	$0.95

(1)	Includes the shared service fee from related party of $7.7 million and $7.3 million for the six months ended June 30, 2024 and 2023, respectively.

(2)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful

III. Earnings per Share

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

At December 31, 2023, there were 435,000 Class A units, 8,498 Class B units, and 3,583 Class C units (in thousands) outstanding which converted to common shares on a one-for-one basis effective March 4, 2024. On June 24, 2024, the Company effectuated a reverse stock split at a ratio of one share of common stock for every 4.295 shares of common stock and resulted in 104,094 shares (in thousands) outstanding. There were no participating shares or securities outstanding during the three and six months ended June 30, 2024.

The following table sets forth the computation of earnings per share (EPS):

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	Net Income Attributable to Concentra	Shares(1)	Basic and Diluted EPS	Net Income Attributable to Concentra	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$51,737	104,094	$0.50	$100,693	104,094	$0.97

At June 30, 2023, Concentra’s capital structure included Class A, B and C units outstanding and unvested restricted interests and outstanding options. To calculate EPS for the three and six months ended June 30, 2023, Concentra applied the two-class method because its unvested restricted interests and outstanding options are participating securities.

The following table sets forth the net income attributable to the Company, its units outstanding, and its participating units outstanding:

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023

	(in thousands)
Net income	$54,032	$101,463
Less: net income attributable to non-controlling interests	1,290	2,457
Net income attributable to Concentra	52,742	99,006
Less: Distributed and undistributed income attributable to participating shares	148	287
Distributed and undistributed income attributable to outstanding shares	$52,594	$98,719

The following table sets forth the computation of EPS, under the two-class method:

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Outstanding Class A, Class B, and Class C shares	$52,594	103,962	$0.51	$98,719	103,952	$0.95
Participating shares	148	292	$0.51	287	302	$0.95
Total Company	$52,742			$99,006

(1)	The recapitalization of the members units into common shares has been treated as such for earnings per share purposes and has been reflected retrospectively for all periods, along with the one for 4.295 reverse stock split.

(2)	Represents the weighted average units outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash	$50,669	$31,374
Accounts receivable	228,964	216,194
Other current assets	40,673	46,850
Total Current Assets	320,306	294,418
Operating lease right-of-use assets	399,464	397,852
Property and equipment, net	186,879	178,370
Goodwill	1,233,406	1,229,745
Identifiable intangible assets, net	212,868	224,769
Other assets	10,415	8,406
Total Assets	$2,363,338	$2,333,560
Liabilities and Equity
Current Liabilities:
Payables and accruals	$182,594	$196,879
Due to related party	4,360	3,354
Current operating lease liabilities	73,517	72,946
Current portion of long-term debt and notes payable	4,682	1,455
Total Current Liabilities	265,153	274,634
Non-current operating lease liabilities	359,736	357,310
Long-term debt, net of current portion	3,048	3,291
Long-term debt with related party	420,000	470,000
Non-current deferred tax liability	21,994	23,364
Other non-current liabilities	23,015	27,522
Total Liabilities	1,092,946	1,156,121
Redeemable non-controlling interests	18,410	16,477
Total equity	1,251,982	1,160,962
Total Liabilities and Equity	$2,363,338	$2,333,560

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2024 and 2023

(In thousands, unaudited)

	2024	2023
Operating activities
Net income	$53,059	$54,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,870	18,283
Provision for expected credit losses	47	166
Equity in losses of unconsolidated subsidiaries	3,676	—
Gain on sale or disposal of assets	(1)	(10)
Stock compensation expense	166	—
Deferred income taxes	903	(70)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	676	(7,650)
Other current assets	8,539	2,711
Other assets	(4,939)	622
Accounts payable and accrued liabilities	(9,563)	13,762
Net cash provided by operating activities	70,433	81,846
Investing activities
Business combinations, net of cash acquired	—	(1,446)
Acquired customer relationships	—	(1,626)
Purchases of property and equipment	(15,263)	(14,220)
Proceeds from sale of assets	1	16
Net cash used in investing activities	(15,262)	(17,276)
Financing activities
Payments on related party revolving promissory note	(50,000)	(50,000)
Principal payments on other debt	(2,103)	(1,686)
Distributions to and purchases of non-controlling interests	(1,100)	(1,253)
Distributions to Parent	(851)	(3,352)
Net cash used in financing activities	(54,054)	(56,291)
Net increase in cash and cash equivalents	1,117	8,279
Cash and cash equivalents at beginning of period	49,552	24,959
Cash and cash equivalents at end of period	$50,669	$33,238
Supplemental information
Cash paid for interest	$9,554	$11,477
Cash paid for taxes	33,975	32,650

VI. Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2024 and 2023

(In thousands, unaudited)

	2024	2023
Operating activities
Net income	$103,338	$101,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,355	36,593
Provision for expected credit losses	59	185
Equity in losses of unconsolidated subsidiaries	3,676	526
(Gain) loss on sale or disposal of assets	42	(14)
Stock compensation expense	332	178
Deferred income taxes	(1,618)	(3,265)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(12,829)	(27,011)
Other current assets	1,224	(9,944)
Other assets	(4,217)	1,796
Accounts payable and accrued liabilities	(11,307)	(966)
Net cash provided by operating activities	115,055	99,541
Investing activities
Business combinations, net of cash acquired	(5,144)	(1,446)
Acquired customer relationships	—	(4,382)
Purchases of property and equipment	(32,494)	(25,864)
Proceeds from sale of assets	23	20
Net cash used in investing activities	(37,615)	(31,672)
Financing activities
Borrowings from related party revolving promissory note	10,000	—
Payments on related party revolving promissory note	(60,000)	(70,000)
Borrowings of other debt	6,618	5,471
Principal payments on other debt	(4,379)	(4,074)
Distributions to and purchases of non-controlling interests	(2,643)	(3,130)
Distributions to Parent	(7,741)	(555)
Net cash used in financing activities	(58,145)	(72,288)
Net increase (decrease) in cash and cash equivalents	19,295	(4,419)
Cash and cash equivalents at beginning of period	31,374	37,657
Cash and cash equivalents at end of period	$50,669	$33,238
Supplemental information
Cash paid for interest	$19,512	$22,784
Cash paid for taxes	34,009	32,445

VII. Key Statistics

For the Second Quarter Ended June 30, 2024 and 2023

(unaudited)

	2024	2023	% Change
Facility Count
Number of occupational health centers—start of period	547	539
Number of occupational health centers acquired	—	1
Number of occupational health centers de novos	1	—
Number of occupational health centers closed/sold	(1)	—
Number of occupational health centers—end of period	547	540
Number of onsite health clinics operated—end of period	154	141

Number of patient visits (1)(2)
Workers’ Compensation	1,455,254	1,429,035	1.8%
Employer Services	1,702,399	1,781,012	(4.4)%
Consumer Health	56,602	57,847	(2.2)%
Total	3,214,255	3,267,894	(1.6)%

Visits per day volume
Workers’ Compensation	22,739	22,329	1.8%
Employer Services	26,600	27,828	(4.4)%
Consumer Health	884	904	(2.2)%
Total	50,223	51,061	(1.6)%

Revenue per visit (1)(3)
Workers’ Compensation	$198.18	$194.92	1.7%
Employer Services	90.05	86.00	4.7%
Consumer Health	135.49	134.88	0.5%
Total	$139.81	$134.50	3.9%

Business Days (4)	64	64

(1)	Excludes onsite clinics.

(2)	Represents the number of visits in which patients were treated at Occupational Health Centers during the periods presented.

(3)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our Occupational Health Centers segment and does not include our Onsite Health Clinics or Other Businesses segments.

(4)	Represents the number of days in which normal business operations were conducted during the periods presented.

VIII. Key Statistics

For the Six Months Ended June 30, 2024 and 2023

(unaudited)

	2024	2023	% Change
Facility Count
Number of occupational health centers—start of period	544	540
Number of occupational health centers acquired	2	1
Number of occupational health centers de novos	2	—
Number of occupational health centers closed/sold	(1)	(1)
Number of occupational health centers—end of period	547	540
Number of onsite health clinics operated—end of period	154	141

Number of patient visits (1)(2)
Workers’ Compensation	2,888,338	2,825,602	2.2%
Employer Services	3,361,690	3,541,543	(5.1)%
Consumer Health	119,882	118,694	1.0%
Total	6,369,910	6,485,839	(1.8)%

Visits per day volume
Workers’ Compensation	22,565	22,075	2.2%
Employer Services	26,263	27,668	(5.1)%
Consumer Health	937	928	1.0%
Total	49,765	50,671	(1.8)%

Revenue per visit (1)(3)
Workers’ Compensation	$196.75	$193.55	1.7%
Employer Services	90.44	86.22	4.9%
Consumer Health	133.42	134.70	(1.0)%
Total	$139.45	$133.86	4.2%

Business Days (4)	128	128

(1)	Excludes onsite clinics.

(2)	Represents the number of visits in which patients were treated at Occupational Health Centers during the periods presented.

(3)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our Occupational Health Centers segment and does not include our Onsite Health Clinics or Other Businesses segments.

(4)	Represents the number of days in which normal business operations were conducted during the periods presented.

IX. Disaggregated Revenue

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands, unaudited)

The following table disaggregates the Company’s revenue for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(in thousands)
Occupational health centers:
Workers' compensation	$288,405	$278,554	$568,271	$546,894
Employer services	153,305	153,164	304,040	305,337
Consumer health	7,669	7,802	15,995	15,987
Other occupational health center revenue	1,861	2,254	4,006	4,672
Total occupational health center revenue	451,240	441,774	892,312	872,890
Onsite clinics	15,539	14,705	31,396	29,250
Other	11,136	10,600	21,805	21,237
Total revenue	$477,915	$467,079	$945,513	$923,377

X. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Concentra. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, separation transaction costs, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$53,059	$54,032	$103,338	$101,463
Income tax expense	18,096	16,593	33,233	32,759
Interest (income) expense	(205)	(17)	(94)	44
Interest expense on related party debt	9,318	11,500	19,289	22,576
Equity in losses of unconsolidated subsidiaries	3,676	—	3,676	526
Stock compensation expense	166	—	332	178
Depreciation and amortization	17,870	18,283	36,355	36,593
Separation transaction costs (1)	(380)	—	1,613	—
Adjusted EBITDA	$101,600	$100,391	$197,742	$194,139
Adjusted EBITDA margin	21.3%	21.5%	20.9%	21.0%

(1)	Separation transaction costs represent incremental consulting, legal, and audit-related fees incurred in connection with the Company’s planned separation into a new, publicly traded company and are included within general and administrative expenses on the Condensed Consolidated Statements of Operations. During the three months ended June 30, 2024, an adjustment was made to capitalize certain separation transaction costs recognized during the first quarter of 2024.

XI. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Concentra believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended June 30,
	2024	Per Share(1)		2023	Per Share(1)
Net income attributable to common shares(1)	$51,737	$0.50		$52,594	$0.51
Adjustments:(2)
Separation transaction costs, net of tax	(287)	0.00		—	—
Adjusted net income attributable to common shares	$51,450	$0.49	(3)	$52,594	$0.51

	Six Months Ended June 30,
	2024	Per Share(1)	2023	Per Share(1)
Net income attributable to common shares(1)	$100,693	$0.97	$98,719	$0.95
Adjustments:(2)
Separation transaction costs, net of tax	1,213	0.01	—	—
Adjusted net income attributable to common shares	$101,906	$0.98	$98,719	$0.95

(1)	Net income attributable to common shares and earnings per common share are calculated based on the weighted average common shares outstanding, as presented in table III.

(2)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

(3)	Does not total due to rounding.